PROSPECTUS SUPPLEMENT
$50,000,000

Class A Common Stock
We have entered into a sales agreement (the “Sales Agreement”) with Chardan Capital Markets LLC (“Chardan”) relating to the sale of shares of our Class A common stock, par value $0.0001 per share, offered by this prospectus supplement. Under this prospectus supplement, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $50,000,000 from time to time through Chardan acting as our sales agent or principal, in accordance with the Sales Agreement.
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “BIRD”. On April 28, 2026, the last reported sale price of our Class A common stock on the Nasdaq Global Select Market was $6.96 per share.
Sales of our Class A common stock, if any, under this prospectus supplement will be made in negotiated transactions, including block trades or block sales, or at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made through the Nasdaq Global Select Market or on any other existing trading market for our Class A common stock, or by any other method permitted by law. Chardan is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Chardan and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Chardan for sales of Class A common stock sold pursuant to the Sales Agreement will be up to 3.0% of the gross proceeds of any shares of Class A common stock sold under the Sales Agreement. In connection with the sale of the Class A common stock on our behalf, Chardan will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Chardan will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Chardan with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-33 of this prospectus supplement for additional information regarding the compensation to be paid to Chardan.
We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and a smaller reporting company as defined under Rule 405 of the Securities Act, and, as such, are subject to certain reduced public company reporting requirements. See ‘‘Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page S-6 of this prospectus supplement.
Investing in our Class A common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
Chardan
The date of this prospectus supplement is April 29, 2026.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering of our Class A common stock. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.
This prospectus supplement is part of a registration statement that we filed on Form S-3 with the U.S. Securities and Exchange Commission (SEC), using a “shelf” registration process. By using the shelf registration statement, we may sell securities having an aggregate offering price of up to $100,000,000 from time to time. Under this prospectus supplement, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $50,000,000 from time to time through Chardan acting as our agent or principal at prices and on terms to be determined by market conditions at the time of the offering. The $50,000,000 of shares of our Class A common stock that may be sold under this prospectus supplement are included in the $100,000,000 of securities that may be sold under the registration statement. These sales, if any, will be made pursuant to the terms of the Sales Agreement, a copy of which is incorporated by reference into this prospectus supplement.
This prospectus supplement relates to the offering of our Class A common stock. Before buying any of the Class A common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Incorporation by Reference” and “Where You Can Find More Information.” These documents contain important information that you should consider when making your investment decision.
This prospectus supplement describes the specific details regarding this offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and Chardan has not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. We and Chardan take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Chardan is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference herein, the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.
When we refer to “Allbirds,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Allbirds, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to "you," we mean the potential holders of our Class A common stock.
We use our trademarks in this prospectus supplement as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement and the documents incorporated by reference herein, including statements regarding our future results of operations, financial condition, business strategy and plans, efforts related to our strategic transformation plan, sustainability related efforts, market growth, business models, objectives of management for future operations, and statements regarding the benefits and timing of the roll-out of new products and technology, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain. This prospectus supplement and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.
In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target” “will” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain such identifying words. The forward-looking statements in this prospectus supplement and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus supplement. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus, and documents incorporated by reference herein, particularly in the section titled "Risk Factors," that we believe may cause our actual results or events to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
In addition, statements that "we believe" and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the documents that we have filed as exhibits to the registration statement of which this prospectus supplement forms a part, completely and with the understanding that our actual future results, performance or achievements may be materially different from what we expect.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, including us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.allbirds.com. We make available free of charge on our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.
We have filed a registration statement on Form S-3 with the SEC relating to the shares of our Class A common stock covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are a part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Contracts, agreements or other documents are or may be filed as exhibits to the registration statement, or documents incorporated by reference in the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026;
•our Current Reports on Form 8-K (including amendments thereto), filed with the SEC on January 28, 2026, March 31, 2026, April 15, 2026, and April 20, 2026; and
•the description of our common stock contained in the registration statement on Form 8-A, filed with the SEC on October 25, 2021, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to (including Items 2.02 and 7.01 of Form 8-K), rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Allbirds, Inc.
Attention: Secretary
530 Washington Street
San Francisco, CA 94111
(628) 225-4848
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-9 of this prospectus supplement and under the section “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, along with our financial statements and notes to those financial statements and the other information incorporated by reference in this prospectus supplement.
THE COMPANY
On March 29, 2026, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Allbirds IP LLC, a Delaware limited liability company affiliated with American Exchange Group (the “Purchaser” and the transactions contemplated by the Asset Purchase Agreement, the “Asset Sale”), pursuant to which the Purchaser will acquire substantially all of the Company’s assets related to its existing footwear business (the “Purchased Assets”). The Purchased Assets represent a significant amount of the Company's assets. We have been operating these footwear assets at a material loss and do not believe that continuing to operate these footwear assets is sustainable or beneficial to our stockholders. Following the closing of the Asset Sale, the Purchaser in the Asset Sale will own the “Allbirds” tradename and all related intellectual property, and the brand and footwear business will continue under the stewardship of the Purchaser.
Following the closing of the Asset Sale, which includes the rights to the use of the name “Allbirds,” we intend to continue operating Allbirds, Inc. under a new corporate name. With respect to the renamed corporate entity, we are investigating potential opportunities in the computing infrastructure market, including (either directly or through its subsidiaries) the acquisition and monetization of graphics processing units, related high-performance computing infrastructure capable of supporting high workloads (whether from artificial intelligence and machine learning or other needs of potential future customers) and other related assets (which we refer to collectively, as “Electronics Assets,” and such anticipated business, the “Electronics Infrastructure Business”). In support of such business, we have entered into a $50.0 million convertible note financing facility, with such notes convertible into shares of the Company’s Class A common stock, the proceeds of which would permit the Company, through a wholly owned subsidiary, to purchase Electronics Assets and develop and expand the anticipated Electronics Infrastructure Business. Using proceeds from the initial tranche of the Convertible Notes, the Company, through its wholly owned subsidiary (the “Lessor”), has funded Lessor’s initial purchase of server equipment utilizing current-generation NVIDIA Blackwell GPUs (the “Purchased GPU Assets”). These arrangements, which may include, without limitation, sales, leases, sale/lease-back transactions and other monetization structures, are anticipated to be capital-efficient and scalable, with customers bearing substantially all operating, maintenance, and infrastructure costs, allowing us to grow our asset base and revenue without a commensurate increase in operating overhead.
Allbirds was incorporated in the state of Delaware on May 6, 2015. Our principal executive offices are located at 530 Washington Street, San Francisco, CA 94111, and our telephone number is (628) 225-4848.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND SMALLER REPORTING COMPANY
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We may take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until December 31, 2026 or until we are no longer an “emerging growth company,” whichever is earlier. We will cease to be an emerging growth company prior to the end of such period if certain earlier events occur, including if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company, which would allow us to take advantage of some of the same exemptions available to emerging growth companies, including reduced disclosure obligations regarding executive compensation. In addition, for as long as we remain a non-accelerated filer we will not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Class A common stock offered by us	Shares of our Class A common stock having an aggregate offering price of up to $50,000,000.
Plan of Distribution	“At the market offering” that may be made from time to time on the Nasdaq Global Select Market or other market for our Class A common stock in the United States through or to Chardan, as our sales agent or principal. See the section entitled “Plan of Distribution” in this prospectus supplement.
Use of Proceeds	We intend to use the net proceeds of this offering, together with our existing cash and cash equivalents and marketable securities, for general corporate purposes, which may include working capital, capital expenditures, general and administrative expenses, and other general corporate purposes. See “Use of Proceeds.”
Voting Rights
Holders of our Class A common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, and holders of our Class B common stock are entitled to 10 votes per share on all matters to be voted upon by the stockholders. The holders of our Class A common stock and Class B common stock generally vote together as a single class on all matters submitted to a vote of our stockholders. See “Description of Capital Stock—Class A Common Stock and Class B Common Stock—Voting Rights” in the accompanying prospectus. After giving effect to the assumed offering of the full $50,000,000 of shares of our Class A common stock at an assumed offering price of $6.96, the last reported sale price of our Class A common stock on the Nasdaq Global Select Market on April 28, 2026, and based on the number of shares outstanding as of March 31, 2026, our Class A common stock will collectively represent 84.1% of our total issued and outstanding share capital and 34.5% of the combined voting power attached to all of our issued and outstanding share capital, and the Class B common stock will collectively represent 15.9% of our total issued and outstanding share capital and 65.5% of the combined voting power.

Conversion Rights
Our Class A common stock is not convertible into any other class of shares, while our Class B common stock is convertible into Class A common stock on a one-to-one basis at the option of the holder and automatically upon the occurrence of certain events. See “Description of Capital Stock—Class A Common Stock and Class B Common Stock—Conversion” in the accompanying prospectus.

Risk Factors
See the section titled “Risk Factors” on page S-9 in this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Class A common stock.

Nasdaq Global Select Market symbol	“BIRD”

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Relating to this Offering
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds of this offering, together with our existing cash and cash equivalents and marketable securities, for general corporate purposes, which may include working capital, capital expenditures, general and administrative expenses, and other general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short- and intermediate-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
Our stock price has been and may continue to be volatile and may fluctuate significantly, which may adversely impact investor confidence and results and increase the likelihood of securities class action litigation.
Our Class A common stock price has experienced substantial volatility in the past and may remain volatile in the future. For example, during 2026, the sale price of our common stock ranged from a high of $24.31 per share to a low of $2.15 per share. Volatility in our stock price can be driven by many factors including, but not limited to, general market conditions, market conditions in the consumer good industry, market conditions in the electronics industry, announcements that we may make regarding our business plans or strategy, including announcements, market perception or other factors concerning our anticipated Electronics Infrastructure Business, the substantial increase in the sale and issuance of shares of our Class A common stock to finance our operations and the accuracy of expectations and predictions of financial analysts and the market as they pertain to our future business prospects. In addition, the price of our Class A common stock may increase or decrease substantially for reasons unrelated to our operating performance or prospects. If our common stock continues to experience substantial price volatility, any shares investors purchase may rapidly lose some or substantially all of their value.
Stockholders of a public company sometimes bring securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay damages, which could have a material adverse effect on our results of operations and financial condition.
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to Chardan to sell shares of our Class A common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through Chardan after our instruction will fluctuate based on a number of factors, including the market price of our Class A common stock during the sales period, the limits we set with Chardan in any instruction to sell shares, and the demand for our Class A common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.
The sale or issuance of our Class A common stock may cause dilution and the sale of the shares of Class A common stock could cause the price of our Class A common stock to fall.
We are not restricted from issuing additional securities in the future, including our Class A common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, our Class A common stock or substantially similar securities. To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders.
We may sell our Class A common stock or other securities at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing our common stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into shares of our Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Depending on market liquidity at the time, sales of such shares or other securities may cause the trading price of our Class A common stock to fall.
This offering and future issuances of our Class A common stock could be dilutive to our earnings per share.
The issuance and sale by us of any shares of our Class A common stock in this offering, the receipt of the net proceeds therefrom and the use of those net proceeds could have a dilutive effect on our earnings per share. Additional issuances of our Class A common stock could also be dilutive to our earnings per share. The issuance or sale by us of our Class A common stock, including the sale by us of shares in this offering, could also adversely affect the trading price of our Class A common stock and our ability to raise capital through future offerings of equity or equity-related securities. In addition, if we are unable to apply any net proceeds we may receive from this offering or from other issuances or sales of our Class A common stock to make investments that generate sufficient revenues to offset the dilutive impact of the issuance by us of shares of our Class A common stock in this offering or from any other such issuances of our Class A common stock, there will be further dilution of our earnings per share.
Stockholders would be diluted if we use Class A common stock to raise capital, and the perception that such sales may occur, could cause the price of our Class A common stock to fall.
We may seek additional capital to carry out our business plans. This financing could involve one or more types of securities including Class A common stock, convertible debt or warrants to acquire Class A common stock. These securities could be issued at or below the then prevailing market price for our Class A common stock. Any issuance of additional shares of our Class A common stock could be dilutive to existing holders of our securities and could adversely affect the market price of our Class A common stock.
We do not intend to pay ordinary course dividends on our Class A common stock, so any returns will be limited to the value of our Class A common stock.
We currently anticipate that we will retain future earnings, if any, for use in our business operations. As a result, we do not anticipate declaring or paying any ordinary course cash dividends in the foreseeable future. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time. If we do not pay dividends, our Class A common stock may be less valuable because stockholders must rely on sales of their Class A common stock after price appreciation, which may never occur, to realize any gains on their investment.
The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The sale of our Class A common stock in this offering and any future sales of our Class A common stock may depress our stock price and our ability to raise funds in new stock offerings.
Sales of our Class A common stock in this offering and the public market following this offering could lower the market price of our Class A common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.
Risks Relating to Ownership of Our Class A Common Stock
Assuming that the Asset Sale Proposal is approved and consummated, because our historical operating business would be sold and our anticipated business is highly uncertain, speculative, unproven and subject to significant risks, investors may have difficulty valuing our Class A common stock.
Following the Asset Sale, our Class A common stock may trade based on limited information, evolving assumptions, market sentiment and speculation regarding our anticipated Electronics Infrastructure Business, rather than established operating results. This may result in significant mispricing, elevated volatility and sudden declines in value.
Social media and online forums may contribute to increased volatility in our Class A common stock price and create risks of market manipulation.
In recent years, securities of certain companies have experienced extreme price volatility driven in part by activity on social media platforms and online forums, sometimes referred to as “meme stock” dynamics. This volatility is often unrelated to the underlying performance or fundamentals of the companies involved and can be driven by retail investor sentiment, coordinated trading activity, or viral attention. Following the disclosure of the matters set forth herein, our Class A common stock has been, and may continue to be, subject to similar dynamics, which could result in rapid and significant price increases or decreases that may be disconnected from our business plans, operating results and financial performance. Such volatility could expose us to securities class action litigation or regulatory scrutiny. Additionally, false or misleading information about us could be spread on social media or online forums, which could adversely affect our reputation and the market price of our Class A common stock, regardless of the accuracy of such information.
Short selling of our Class A common stock could increase the volatility of our Class A common stock price and adversely affect its market price.
Short selling occurs when an investor borrows shares and immediately sells them, hoping that the share price will decline and the investor can repurchase the shares at a lower price for return to the lender. Short selling has been prevalent in securities of companies with significant volatility or “meme stock” dynamics. The significant short selling of our Class A common stock, or the perception that such short selling may occur, may create downward pressure on the price of our Class A common stock and may amplify the effect of any negative developments. Additionally, so-called “short and distort” campaigns could target our Company, where short sellers spread negative information about a company to drive down its stock price and profit from their short positions. Any such campaign could damage our reputation and adversely affect the market price of our Class A common stock, regardless of the accuracy of the information disseminated. Conversely, if our Class A common stock price increases rapidly, short sellers may be forced to cover their positions quickly, leading to a “short squeeze” that could result in extreme price volatility.
Active trading of options on our Class A common stock could increase volatility in our Class A common stock price and adversely affect the market for our securities.
Options on our Class A common stock are traded on securities exchanges and over-the-counter markets. Activity in these markets, including hedging, arbitrage, and speculative strategies, can lead to significant buying or selling pressure and contribute to price volatility. Option expirations, changes in implied volatility, and variations in options market liquidity can exacerbate volatility in our Class A common stock price. Increased volatility related to options trading could negatively affect investor confidence, impair liquidity, and adversely affect our Class A common stock price regardless of operating performance.

Sales of substantial amounts of our Class A common stock by our directors, officers, or significant stockholders, or the perception that such sales may occur, could adversely affect the market price of our Class A common stock.
Sales of substantial amounts of our Class A common stock by our directors, officers, or significant stockholders in the public market, or the perception that such sales may occur, could adversely affect the market price of our Class A common stock. In addition, the existence, or even the potential of, a significant sale by any of our large stockholders could cause the market price of our Class A common stock to decline. Moreover, our directors and officers may establish pre-arranged trading plans under Rule 10b5-1 of the Exchange Act, and sales under these plans could be perceived negatively by the market, whether or not there is any actual adverse information about us. We cannot predict the effect, if any, that sales of shares by our insiders or the availability of shares for future sale will have on the market price of our Class A common stock.
Risks Relating to the Business
Risk Factors Relating to the Asset Sale
If we fail to complete the Asset Sale described in the preliminary proxy statement filed with the Commission on April 15, 2026 (such filing, the "Proxy Statement," such asset sale described in the Proxy Statement, the “Asset Sale” and the stockholder proposal in the Proxy Statement related to the Asset Sale, the “Asset Sale Proposal”), or if the Asset Sale is materially delayed, our business, liquidity and ability to make the Asset Sale Dividend may be materially harmed and our financial condition, strategic alternatives and the price of our Class A common stock could be materially adversely affected.
We cannot provide assurances that the Asset Sale will be completed on the timeline currently anticipated or at all. The closing of the Asset Sale is subject to a number of conditions, including but not limited to our obtaining stockholder approval of the Asset Purchase Agreement as described in the Proxy Statement (the “Asset Purchase Agreement”) and providing necessary third-party consents and approvals in order to sell the Assets. In addition, the closing may be delayed by SEC, Nasdaq or other regulatory review, inquiries or comments, litigation or threatened litigation, disputes regarding closing conditions, counterparty delays or other developments outside of our control.
If the Asset Sale is not completed, or if completion is materially delayed, our business, financial condition and liquidity could be materially and adversely affected. We have extremely limited available cash and continue to incur substantial operating expenses, transaction expenses, professional fees, public company costs and other obligations. Any delay may require us to use cash that otherwise would have been available for distribution to stockholders or for our anticipated Electronics Infrastructure Business. As a result, we may be unable to pay the anticipated Asset Sale Dividend in the amount or on the timeline currently contemplated, or at all.
Further, if the Asset Sale is not completed, we may remain responsible for operating a legacy business that we have described as unsustainable and loss-making, while also having incurred significant transaction costs, and having caused management distraction and market uncertainty. In such circumstances, we may have significantly fewer strategic alternatives available to us, may be required to seek additional financing on unfavorable terms or at all, may be required to declare bankruptcy, and may be unable to pursue the anticipated Electronics Infrastructure Business or any alternative strategy.
Our announcement of the Asset Sale may cause employees working for us to become concerned about the future of the business and lose focus or seek other employment.
If the Asset Sale is not completed, our directors, executive officers and other employees will have expended extensive time and effort and experienced significant distractions from their work during the pendency of the Asset Sale and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.
These risks may be heightened as we expand into the Electronics Infrastructure Business, which may create additional uncertainty among employees regarding the Company’s strategy, prospects, leadership, required skill sets and long-term organizational direction. We may lose employees whose knowledge is important to the completion of the Asset Sale, the management of remaining obligations, and the development of our continuing business.

The amount of net proceeds that we will receive from the Asset Sale is subject to uncertainties, and such proceeds may be insufficient to support our continuing plans or maximize stockholder value.
The amount of net proceeds that we will receive from the Asset Sale is subject to uncertainties. We expect to receive aggregate net proceeds of approximately $35 million to $36.2 million, after payment of transaction and other related expenses and applicable taxes (if any), assuming a purchase price of $39.0 million. In addition, if Purchaser successfully asserts claims against the Escrow Fund pursuant to the Asset Purchase Agreement, the amount of net proceeds is subject to further reduction. We may also have unforeseen liabilities and expenses that must be satisfied from the after-tax net proceeds of the Asset Sale. As a result, the amount of the net proceeds from the Asset Sale is subject to substantial uncertainty, and it is possible that the net proceeds from the Asset Sale will be materially less than we expect.
Further, even if the Asset Sale is completed and the anticipated dividend to be paid to stockholders (the “Asset Sale Dividend”) is made as contemplated, the assets available to the Company following such transactions may be insufficient to fund our continuing business, satisfy public company costs, support working capital needs, pursue strategic opportunities or provide stockholders with any value in the go-forward business.
The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.
The Asset Purchase Agreement contains provisions that make it more difficult for us to sell the Purchased Assets to any party other than Purchaser or to sell any other of our assets prior to the closing of the Asset Sale. These provisions include the prohibition on our ability to solicit competing proposals. These provisions could discourage a third party that might have an interest in acquiring all of or a significant part of the Company from considering or proposing an alternative transaction, and could make it more difficult for us to complete an alternative transaction with another party.
The Asset Purchase Agreement may expose us to contingent liabilities, which could impair our ability to fund or operate our continuing business.
Under the Asset Purchase Agreement, Purchaser’s principal recourse for inaccuracies in the Surviving Representations is limited to recovery from the Escrow Fund, and the Escrow Fund also secures certain negative purchase price adjustments and specified reimbursement obligations of the Company. Significant claims against the Escrow Fund or other post-closing obligations of the Company could reduce the amount of net proceeds ultimately distributed to stockholders following the Asset Sale pursuant to the Asset Sale Dividend and expose us to contingent liabilities.
Any such liabilities or obligations could also reduce the funds available to develop or sustain our continuing business, to satisfy financing obligations, or to remain listed on Nasdaq, each following the closing of the Asset Sale.
Our directors and executive officers may have interests that are different from, or in addition to, those of our stockholders generally in connection with the Asset Sale.
You should be aware of interests of, and the benefits available to, our directors and executive officers when considering the recommendation of our Board regarding the Asset Sale. Our directors and executive officers may have interests in the Asset Sale that may be in addition to, or different from, their interests as stockholders. These interests include:
•Concentrated Voting Control. Our Class B common stock has 10 votes per share and our Class A common stock has one vote per share. Certain members of our directors, and entities affiliated with certain of our directors, beneficially owned approximately 2,293,314 of the shares of our Class B common stock that were issued and outstanding on February 28, 2026. As of February 28, 2026, these holders represented approximately 71% of the voting power of our outstanding capital stock.
•Support Agreements. In connection with the Asset Sale, the Company has entered into Support Agreements with Messrs. Zwillinger and Brown, our co-founders and members of our Board of Directors, Mr. Boyce, a member of our Board of Directors, and entities affiliated with Maveron, a holder of greater than 5% of our Class B common stock and which nominated Mr. Levitan to serve as a member of our Board of Directors. Pursuant to such Support Agreements, the subject parties have agreed to vote all of the shares of common stock owned by such individuals and entities, approximately 71% of the vote in the aggregate, as of February 28, 2026, in favor of each of the proposals recommended by our Board.
•Executive Retention Plan. In connection with the Asset Sale, the Management Compensation and Leadership Committee of the Board approved executive retention compensation (the “Executive Retention Plan”) for certain senior-level executives. The Executive Retention Plan provides for a lump sum, one-time cash payment, less applicable tax withholdings, in the following amounts: $500,000 for Joseph Vernachio, and $400,000 for Ann Mitchell (each, an “Executive Awards”). The Executive Awards are subject to a “clawback” requirement, which provides that each Executive must repay the net (after-tax) amount of their respective Executive Award if such Executive voluntarily terminates their employment with the Company prior to the date of the Closing.
•D&O Indemnification. Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by our Board. The Company has also entered into indemnity agreements with each of our directors and executive officers, which requires us to indemnify them. Our directors and executive officers will retain the right to continued indemnification and insurance coverage for acts or omissions occurring prior to the Asset Sale and arising out of the fact that such person was a director or officer of the Company prior to the Asset Sale.
We may be subject to securities litigation, derivative litigation, books-and-records demands and other proceedings, which is expensive and would decrease the amount of net proceeds from the Asset Sale available for distribution and could delay or impair our post-closing plans.
We may be subject to securities class action litigation, securities class actions, stockholder derivative actions, fiduciary duty claims, books-and-records demands, appraisal-related claims, claims alleging material misstatements or omissions, regulatory inquiries and other proceedings in connection with the Asset Sale or other proposals presented at the upcoming special meeting of stockholders. Litigation and other claims, both meritorious and frivolous, are a common occurrence in connection with transactions similar to the Asset Sale, and we face potential for litigation or other disputes that relate to the Asset Sale, including claims related to our process or disclosures and investigatory demands under Delaware law. We may also become subject to claims arising from the contemplated financing, the proposed amendment of our charter as described in the Proxy Statement (the “Charter Amendment”), the change in our business strategy and the anticipated Electronics Infrastructure Business, the Investor’s rights under the Facility, the contemplated change in our corporate name, stock-price volatility, alleged dilution and the possibility that the continuing business may not be successful or viable. We can provide no assurance that such litigation, disputes, or demands will not arise in the future. Any future litigation or proceedings, whether with or without merit, or successful or not, could result in significant settlement amounts, damages, fines, or other penalties, divert financial and management resources, and result in significant legal fees. Any such amounts would directly decrease the amount of net proceeds from the Asset Sale available for distribution to our stockholders, including potentially prohibiting us from making a distribution of any amount to our stockholders. Further, any such litigation could delay the closing of the Asset Sale or could have a material adverse effect on our business, financial condition, and results of operations. Any such matters could also impair our ability to execute the anticipated Electronics Infrastructure Business, raise capital, or maintain our Nasdaq listing.
Even if the Asset Sale is completed, we may not be able to establish and implement a viable continuing business.
Completion of the Asset Sale will not ensure the success of the Company following the sale of the Purchased Assets. After the Asset Sale, we intend to continue operating the Company, including pursuing the anticipated Electronics Infrastructure Business. However, our ability to do so successfully will depend on numerous factors, including our ability to obtain and maintain financing, identify and acquire Electronics Assets, hire or retain qualified personnel, establish commercially viable transaction structures, manage an entirely different business model, maintain our Nasdaq listing, avoid or manage litigation and other claims and preserve sufficient liquidity to fund operations. We will have only limited cash available following the Asset Sale and related transactions, and our available funds may be insufficient to fund our continuing business, satisfy public company costs, service indebtedness, meet working capital needs or otherwise continue operations. If we are unable to obtain additional capital when needed, we could exhaust our available cash and be unable to continue operating our business.

Risk Factors Relating to Our Anticipated Electronics Infrastructure Business
We have no operating history in the anticipated Electronics Infrastructure Business, and our new business plan may not be successful.
We are pursuing an Electronics Infrastructure Business focused on the acquisition and monetization of graphics processing units, related high-performance computing infrastructure and other related assets. While certain members of our board and management team have relevant experience, we have no operating history in this business as a company. As a result, investors will have limited basis on which to evaluate our prospects in this new business. We may be unable to retain existing employees or attract new employees with the expertise necessary to operate the anticipated Electronics Infrastructure Business.
Our anticipated Electronics Infrastructure Business is subject to all of the risks, uncertainties and difficulties frequently encountered by start-up companies and companies entering a new and rapidly evolving market, many of which are beyond our control. We may fail to identify attractive opportunities, acquire suitable Electronics Assets, develop a viable operating model, generate revenue, achieve profitability or create stockholder value. If we are unable to execute this business plan successfully, our business, financial condition, results of operations and prospects could be materially and adversely affected, and the value of our Class A common stock could decline substantially.
Our Electronics Infrastructure Business is highly speculative, uncertain, unproven and subject to change, and we may be unable to implement it successfully or at all.
Our anticipated Electronics Infrastructure Business is at a very early stage of development. We are investigating potential opportunities in the computing infrastructure market, but our plans remain preliminary and may change materially. The anticipated Electronics Infrastructure Business is uncertain, unproven, and subject to significant risks. Because our strategy is evolving, we are required to make significant assumptions regarding market conditions, customer demand, competition, asset pricing, financing availability, utilization, operating costs, monetization opportunities, technological developments and other factors. These assumptions, among many others, may prove to be incorrect. Even if we are able to acquire Electronics Assets and begin operations, we may be unable to establish profitable or sustainable business lines. If our assumptions are incorrect or if our strategy changes materially, our business, financial condition, results of operations and the market price of our Class A common stock could be materially adversely affected.
Following the Asset Sale, we will have sold substantially all of the business we historically operated and we will be operating a business that differs from our primary historical business.
The Asset Sale involves the sale of the assets relating to our existing footwear business and a significant amount of our historical operating assets. As a result, following the closing of the Asset Sale, we will no longer operate the business with which investors have historically associated the Company. Instead, we would be continuing to operate assets in a historically different business.
We will need to expand or build substantial parts of our business, including strategy, personnel, processes, controls, systems, counterparties, customer relationships, vendor relationships, branding and market positioning. We may not be successful in doing so. Companies attempting a transition of this magnitude often encounter unforeseen costs, delays, execution issues and strategic failures. If our continuing business does not develop successfully, we may fail to generate meaningful revenue, incur substantial losses, need to raise additional capital on unfavorable terms, need to declare bankruptcy, or pursue additional strategic alternatives. Any such outcome could materially and adversely affect our stockholders.
We may fail to transition successfully from a consumer products company to a computing infrastructure company.
The successful operation of a computing infrastructure business requires capabilities that differ substantially from those required to operate a consumer footwear and apparel business. These capabilities may include, among other things, expertise in sourcing and evaluating specialized computing equipment, structuring leases and sale/lease-back transactions, understanding enterprise and institutional customer needs, managing technology asset life cycles, evaluating utilization and residual value risk, negotiating technical services and hosting arrangements, complying with industry-specific laws and regulations and managing specialized technical and operational risks.

We may be unable to develop or acquire these capabilities in a timely or cost-effective manner. We may also experience difficulty adapting our internal processes, financial reporting systems, disclosure controls and risk management framework to support a fundamentally different business model. If we are unable to manage this transition effectively, our business and prospects could be materially harmed.
Our disclosures regarding our anticipated business necessarily involve substantial estimates and assumptions and may become inaccurate or incomplete as circumstances evolve.
Because our anticipated Electronics Infrastructure Business is at an extremely early stage, our public disclosures regarding the business, opportunities, risks, economics, financing needs, market demand, asset acquisition plans, monetization strategies and expected results necessarily depend on estimates, expectations and assumptions that may prove to be incomplete, inaccurate or subject to rapid change. In many cases, we may have only limited operating experience or third-party information on which to base such judgments. As a result, subsequent developments may differ materially from what is described in our public filings. If investors, regulators, counterparties or other stakeholders believe that our disclosures were incomplete, insufficiently qualified, overly optimistic or otherwise misleading, we could face reputational harm, litigation, regulatory scrutiny, stock price volatility and other adverse consequences. Any such developments could materially adversely affect our business and financial condition.
The anticipated Electronics Infrastructure Business may never generate meaningful revenue, achieve profitability or produce positive cash flow.
Our anticipated Electronics Infrastructure Business may require substantial upfront capital expenditures, ongoing operating expenditures and significant management attention before it generates any material revenue, if at all. There can be no assurance that we will be able to generate customer demand, establish commercially reasonable pricing, maintain satisfactory utilization rates, structure profitable monetization arrangements or achieve sufficient scale to cover our costs.
Even if we generate revenue, our costs may be greater than we expect, including costs associated with acquiring Electronics Assets, financing, maintenance, logistics, hosting, insurance, professional services, regulatory compliance, public company obligations, personnel and litigation. As a result, we may continue to incur losses for an extended period or indefinitely, and we may never achieve profitability or positive cash flow. If that occurs, the value of our business and our Class A common stock could decline materially.
We will face intense competition from larger, more experienced and significantly better-capitalized companies, and we may be unable to compete effectively.
The computing infrastructure market is intensely competitive and evolving rapidly. We expect to compete, directly or indirectly, with a range of participants, including large technology companies, cloud service providers, infrastructure operators, data center operators, equipment owners and lessors, investment firms, financial sponsors and other market participants with substantially greater financial, technical, operational and managerial resources than we have.
Many of these competitors have significantly longer operating histories, more established brands, deeper customer relationships, superior access to capital, better procurement terms, more sophisticated technical capabilities, more extensive infrastructure and greater tolerance for risk than we do. These competitors may be able to acquire Electronics Assets at lower cost, offer more attractive pricing or commercial terms, absorb volatility more effectively, deploy assets more quickly and secure customers and strategic relationships more successfully than we can. Our limited resources relative to these competitors may materially impair our ability to compete, generate revenue and create stockholder value.
We have significantly fewer resources than many of the companies with which we would compete, which could materially impair our ability to execute our business plan.
After the Asset Sale, our available cash, remaining assets and organizational resources will be extremely limited. The anticipated Electronics Infrastructure Business will likely require significant capital, personnel, systems and third-party relationships. Larger and more established companies may have access to more favorable financing, stronger supplier relationships, greater technical expertise, lower cost structures and more diversified revenue streams.

Because our resources are expected to be substantially more limited than those of many competitors and counterparties in this market, we may be unable to pursue attractive opportunities, withstand pricing pressure, tolerate delays in monetization, absorb operational setbacks or respond effectively to changes in market conditions. If we are unable to compete effectively due to our comparatively limited resources, our business, financial condition and prospects could be materially adversely affected.
Our ability to execute the anticipated Electronics Infrastructure Business will depend on our ability to obtain substantial capital, and such capital may not be available on acceptable terms or at all.
The acquisition and monetization of Electronics Assets may require substantial capital and the proceeds from the Facility may not be sufficient to fund our strategy, operations or liquidity needs, and we may require additional debt or equity financing sooner than we currently expect. We expect to continue to incur significant cash needs, including for personnel costs, public company costs, professional fees, transaction expenses, working capital, debt service and the costs of attempting to develop the anticipated Electronics Infrastructure Business. Our cash resources may be exhausted more quickly than we expect, and we may run out of cash before we are able to secure additional financing.
Capital markets conditions, our limited operating history in the new business, the speculative nature of our strategy, trading volatility in our Class A common stock, our financial condition, investor sentiment regarding our transition and other factors may make it difficult or impossible for us to obtain additional capital on terms that are acceptable to us, or at all. If financing is unavailable or available only on unfavorable terms, we may be forced to delay or abandon acquisitions, curtail operations, sell assets at unattractive prices, issue additional equity that is highly dilutive, incur restrictive indebtedness, drastically reduce expenses, cease operations, declare bankruptcy, or pursue other strategic alternatives. If we are unable to raise capital when needed, we may run out of cash. Any of these outcomes could materially adversely affect our business and stockholders.
Only the initial $5.25 million of the contemplated financing is committed, the remaining $44.75 million is solely at the Investor’s option, and if we do not obtain additional funding we may run out of cash.
The Convertible Notes, if issued, would be issued in multiple closings. Although we have entered into an arrangement relating to the Facility, only the first $5.25 million in aggregate principal amount of the Convertible Notes is committed for issuance. The remaining $44.75 million in aggregate principal amount of the Convertible Notes in additional tranches is solely at the option of the Investor.
The initial issuance of Convertible Notes would cover only a limited portion of the contemplated aggregate principal amount of the Facility, and the remaining additional tranches are solely at the option of the Investor. Accordingly, there can be no assurance that we will receive the full amount of the contemplated financing, or any amount beyond the initial $5.25 million. Stockholders should not assume that the Investor will elect to fund any additional tranche, and the initial committed amount will very likely be insufficient to fund our planned operations, liquidity needs or business strategy for any significant period of time.
If the Investor elects not to fund additional tranches, we very likely will not have access to the capital necessary to purchase Electronics Assets, develop operations or pursue our business plan. In such event, we may need to seek alternative financing, which may not be available on favorable terms or at all. We may also be forced to scale back or abandon aspects of our strategy, delay implementation, materially reduce operations, sell assets, cease operations, declare bankruptcy, or pursue other strategic alternatives. Without additional funding beyond the initial committed amount, we may run out of cash. Our inability to obtain the expected financing under the Facility could materially and adversely affect our business, liquidity, prospects and the market price of our Class A common stock.
Our indebtedness and the terms of the Convertible Notes could materially adversely affect our liquidity, financial condition and operational flexibility.
The Convertible Notes, if issued, would constitute indebtedness of the Company. Indebtedness may require us to use cash flow to satisfy principal, interest, redemption, amortization or other payment obligations rather than for working capital, capital expenditures, acquisitions or other corporate purposes. In addition, the financing documents provide for economic and other terms that could be expensive and highly dilutive, including a stated interest rate of 12%, an original issue discount of 5%, variable conversion pricing and default provisions that may increase amounts owed (including a 25% default premium), any of which could materially adversely affect our liquidity, stockholders and prospects. The Convertible Notes are senior secured obligations and would, following the Closing of the Asset

Sale, be secured by all of the assets of the Company and its subsidiaries, including all Electronics Assets. If our cash resources are limited, these obligations could exacerbate our liquidity constraints, reduce the time period during which we can continue operating and increase the risk that we may run out of cash.
In addition, the financing documents contain covenants, restrictions, defaults, remedies, rights and other provisions that could limit our flexibility in operating our business. These provisions may restrict our ability to incur additional indebtedness, grant liens, engage in certain transactions, raise capital, transfer assets, make strategic changes or otherwise operate our business as management believes is appropriate. If we fail to comply with the terms of the financing documents or if an event of default occurs, the Investor may exercise remedies, including remedies against collateral, that could have a material adverse effect on our liquidity, assets, financial condition and ability to continue operations. Our indebtedness could therefore materially impair our ability to execute our strategy successfully and could increase the risk that we may be unable to continue as a going concern.
The rights granted to the Investor may significantly limit our strategic and operational flexibility and may create governance or influence concerns.
The financing documents grant the Investor significant rights, including rights relating to future financings, registration, conversion and other matters. For example, for twenty-four months following the issuance date, the Investor would have the right to co-invest for at least 55% of certain future financing transactions on the same terms with other investors. The Company also granted registration rights and other rights under the financing documents.
These rights may limit our flexibility to pursue capital raising, strategic transactions or operational decisions on terms and timelines that we would otherwise consider desirable. The Investor’s interests may not always align with the interests of the Company or our stockholders generally. In addition, the existence of these rights may discourage other investors or counterparties from transacting with us, may complicate future financing efforts, may constrain our ability to negotiate with third parties and may result in disputes regarding interpretation or compliance. Any such limitations, deterrent effects or disputes could adversely affect our business and prospects.
The Investor’s right to appoint a new Chief Operating Officer may create management, integration, governance and strategic execution risks.
In connection with the Facility, the Investor has the right to appoint a new Chief Operating Officer of the Company. The appointment of a senior executive selected by the Investor may create significant operational, governance and management risks. We may experience difficulties integrating such executive into our organization, aligning responsibilities and authority, retaining other key personnel, defining reporting lines, maintaining management cohesion or ensuring consistent execution of strategy.
There can be no assurance that any such executive will possess the necessary skills, judgment, cultural fit or industry experience to assist the Company successfully in implementing the anticipated Electronics Infrastructure Business. The appointment of a new Chief Operating Officer could also create actual or perceived conflicts of interest, uncertainty among employees, counterparties and investors, or disputes within management or the Board. Any of these issues could materially adversely affect our business and execution of our strategy.
We may experience turnover in senior management and on our Board as a result of the Asset Sale.
None of our existing executive officers or directors is obligated to continue serving the Company for any specified period following the closing of the Asset Sale, the financing transactions relating to our Electronics Infrastructure Business, or the implementation of our anticipated Electronics Infrastructure Business. As a result, we expect to experience substantial turnover in senior management and on our Board during a period in which continuity of leadership, institutional knowledge and strategic oversight may be especially important.
In particular, one or more of our current executive officers may resign or otherwise cease to serve the Company following the consummation of the proposed transactions. Similarly, one or more of our current directors may resign or elect not to continue serving on our Board. Such turnover may be exacerbated by the fact that the successful operation of the Electronics Infrastructure Business requires specialized capabilities that differ substantially from those required to operate our historical consumer footwear and apparel business. Any such turnover could result in a loss of institutional knowledge, reduced management continuity, weakened oversight, disruption to strategic execution, delays in implementing the anticipated Electronics Infrastructure Business, uncertainty among employees, counterparties and stockholders, and difficulty maintaining effective disclosure controls, internal control over financial reporting and corporate governance processes. Significant turnover could also create actual or perceived governance concerns, increase the risk of disputes regarding the direction of the Company and make it more difficult to attract and retain qualified personnel and directors. Any of these developments could materially and adversely affect our business, financial condition, results of operations, prospects and the market price of our Class A common stock.
Our current management team and workforce has limited experience in the Electronics Infrastructure Business, and our need to recruit, retain and train personnel with new skill sets may increase costs and execution risk.
Historically, our management team and employees have operated a consumer footwear and apparel business. Following the Asset Sale, we will need to operate a fundamentally different business that may require expertise in areas such as GPUs and related computing infrastructure, asset finance and leasing structures, technology operations, customer contracting, cybersecurity and regulatory compliance. We may be unable to retain existing personnel, train personnel effectively, or hire additional qualified personnel in a timely manner or on acceptable terms. If we fail to build and maintain a team with the requisite capabilities, we may be unable to execute our strategy, maintain effective controls and disclosure processes, or create stockholder value, and our business, financial condition and results of operations could be materially adversely affected.
We may need to raise additional capital through future equity issuances, which may be highly dilutive to existing stockholders.
We may need to raise substantial additional capital to implement our business plan, support operations, fund acquisitions, satisfy obligations, respond to market opportunities or address unforeseen developments. Any future equity or equity-linked financing would be dilutive to existing stockholders, potentially materially so.
In addition, future issuances may occur at prices below the then-current market price of our Class A common stock or below prices previously paid by stockholders, and could include terms favorable to new investors, such as discounts, anti-dilution protections, liquidation preferences, registration rights, board or management influence rights or other protections. Such issuances could materially dilute existing stockholders’ economic and voting interests and could adversely affect the market price of our Class A common stock.
The market price of our Class A common stock may not reflect the fundamental value or prospects of the anticipated Electronics Infrastructure Business, and any increase in our stock price following announcement of such business may not be sustained.
The market price of our Class A common stock may be influenced by speculation, momentum trading, limited public float, short covering, media attention, social media commentary, investor enthusiasm regarding artificial intelligence or computing infrastructure themes, or other factors unrelated or disproportionate to our underlying business fundamentals. Following announcement of anticipated transactions, our stock price may experience substantial volatility or appreciation. There can be no assurance that any such increase will be sustained.
Investors may have only limited information regarding our anticipated Electronics Infrastructure Business and may make investment decisions based on assumptions about our future business that do not materialize. If market expectations change, if our business plan is not executed successfully, if our financing arrangements prove insufficient or restrictive, if our disclosures are challenged, or if broader market sentiment weakens, the market price of our Class A common stock could decline sharply, and stockholders could lose all or a substantial portion of their investment.
Our Class A common stock has been, and may remain, highly volatile, and stockholders may lose all or a substantial part of their investment.
The market price of our Class A common stock has been, and may continue to be, highly volatile. Volatility may result from, among other things, our proposed Asset Sale, the anticipated shift in our business strategy, uncertainty regarding the Electronics Infrastructure Business, potential dilution, actual or anticipated financings, litigation, analyst commentary, market sentiment regarding artificial intelligence and computing infrastructure businesses, and general market and macroeconomic conditions.

This volatility may be substantial and could occur regardless of our operating performance. As a result, stockholders may be unable to sell their shares at desired prices or at all, and may lose all or a substantial portion of their investment. In addition, volatility in our stock price could increase the risk of securities litigation and other claims.
Market enthusiasm for artificial intelligence, GPUs and computing infrastructure may be temporary, concentrated, cyclical or disconnected from our ability to benefit from it, and demand for our anticipated business may not develop as expected.
The anticipated Electronics Infrastructure Business is premised in part on expected demand for computing infrastructure, including infrastructure capable of supporting artificial intelligence and machine learning workloads. Market interest in these areas may fluctuate significantly and may be affected by technological shifts, customer spending patterns, economic conditions, changes in competitive offerings, regulatory developments and other factors beyond our control. Demand may also be affected by changes in model architectures, software optimization, inference efficiency, the adoption of alternative chips or system designs, greater utilization of existing installed capacity, shifts from training to inference workloads, or the ability of hyperscalers and other large market participants to internalize demand. As a result, growth in the AI sector may not translate into corresponding demand for the assets we acquire or the business model we seek to develop.
We may be unable to complete the purchase and lease of the Electronics Assets, including the Purchased GPU Assets, on the terms, in the amounts or on the timeline we currently anticipate, or at all.
As disclosed, using proceeds from the initial tranche of the Convertible Notes, the Company, through its wholly owned subsidiary (the “Lessor”), escrowed funds for Lessor’s initial purchase of server equipment utilizing current-generation NVIDIA Blackwell GPUs (the “Purchased GPU Assets”). The escrowed funds are subject to release upon delivery of final invoices, which is expected within 14 days. Our anticipated Electronics Infrastructure Business depends in significant part on our ability to identify, acquire and monetize graphics processing units and related high-performance computing infrastructure and other Electronics Assets, including the Purchased GPU Assets. There can be no assurance that we will be able to complete the purchase of any such Electronics Assets, including the Purchased GPU Assets, enter into leases or other monetization arrangements with respect to such assets, or do so on terms, in quantities or on a timeline consistent with our current expectations. The completion of any such acquisitions or monetization transactions may be subject to numerous conditions, uncertainties and contingencies, including the availability of financing, the willingness of counterparties to transact, the availability and pricing of suitable assets, completion of diligence, negotiation of definitive documentation, receipt of any required consents or approvals, logistics and deployment considerations, market conditions and other factors beyond our control.
Even if we are able to acquire Electronics Assets or enter into leases or other monetization arrangements, the terms of such transactions may differ materially from what we currently anticipate, including with respect to purchase price, lease rates, duration, return conditions, risk allocation, maintenance obligations, hosting arrangements, insurance requirements, default provisions, residual value assumptions, counterparty protections and other economic or operational terms. If we are unable to complete such transactions, if they are delayed, or if they are completed only on less favorable terms than we expect, our ability to implement our anticipated Electronics Infrastructure Business could be materially adversely affected. In such circumstances, we may be unable to deploy capital effectively, generate expected revenue, achieve anticipated returns, satisfy our liquidity needs, execute our business plan or avoid pursuing additional financing, curtailing operations, declaring bankruptcy, or other strategic alternatives.
Changes in AI technologies, model architectures, software optimization and customer procurement strategies may reduce demand for the types of Electronics Assets we expect to acquire or may shift value to participants other than us.
The AI and high-performance computing markets are evolving rapidly, and changes in model design, inference techniques, software optimization, workload management, chip architectures, custom silicon, integrated hardware-software platforms and cloud procurement models may reduce demand for particular categories of GPUs or other Electronics Assets or shorten their useful economic lives. In addition, value in the AI ecosystem may accrue disproportionately to chip designers, hyperscalers, cloud platforms, model developers, software providers or vertically integrated operators, rather than to independent owners or lessors of computing equipment. If technological developments or changes in customer behavior reduce demand for the assets we acquire, compress pricing, shorten deployment periods or otherwise diminish the economics of our anticipated business model, our business and prospects could be materially adversely affected.
Demand for AI-related or high-performance computing infrastructure may not grow as expected, may grow more slowly than anticipated, may become concentrated in the hands of a small number of large incumbents, or may be satisfied through technologies, business models or providers that do not benefit us. Customers may prefer to procure computing capacity from hyperscale cloud providers, vertically integrated platforms, strategic partners or operators with established technical, operational and financing capabilities, rather than from us. In addition, current market enthusiasm may reflect speculative activity, temporary shortages, unusually strong capital spending by a limited number of participants or expectations that are not sustained. If market enthusiasm proves temporary, if capital investment in this sector declines, if AI workloads become less infrastructure-intensive than expected or if demand for our anticipated offerings does not materialize, our strategy may not succeed.
The markets for GPUs and related computing infrastructure are characterized by rapid technological change, vendor concentration and supply-chain dependencies, including dependencies involving advanced chip fabrication, and our Electronics Assets may become obsolete or less available more quickly than we expect.
The value of GPUs and related high-performance computing infrastructure depends in significant part on technological relevance, performance, efficiency, software compatibility, customer preferences, vendor roadmaps and the pace of product innovation. These factors may change rapidly. New generations of equipment may render existing Electronics Assets less competitive, less desirable or materially less valuable over short periods of time. In addition, the development and supply of advanced GPUs and related components are highly concentrated among a limited number of designers, manufacturers, foundries, packaging providers and other supply-chain participants, including third parties involved in advanced semiconductor fabrication and related processes. Disruptions, delays, shortages, allocation decisions, quality issues, capacity constraints or geopolitical events affecting any such participants, including TSMC or other key semiconductor manufacturing or advanced-packaging providers, could materially affect the availability, cost, timing, performance characteristics or commercial value of the Electronics Assets we seek to acquire or monetize.
If the Electronics Assets we acquire become technologically outdated, difficult to deploy, incompatible with evolving software or customer requirements, less energy efficient than competing assets or otherwise less commercially attractive, we may be unable to monetize them at anticipated rates or at all. We may also be required to sell such assets at reduced prices, incur impairment charges, accelerate depreciation or commit additional capital to remain competitive. In addition, if future equipment generations are delayed, supply constrained, repriced, reallocated to other customers, subject to export restrictions or otherwise affected by disruptions involving semiconductor foundries, advanced packaging capacity, memory supply, interconnect components, networking equipment or other critical inputs, the competitive positioning and residual value of our existing or targeted Electronics Assets may be adversely affected in ways that are difficult to predict. Any such developments could materially adversely affect our business and financial condition.
We may acquire Electronics Assets at prices that do not permit us to earn acceptable returns.
The markets for GPUs and related infrastructure are highly competitive, supply-constrained and subject to pricing volatility. As a result, we may acquire Electronics Assets at elevated prices or on terms that later prove unattractive. The profitability of our anticipated business would depend on our ability to acquire assets at prices that permit attractive monetization, taking into account financing costs, carrying costs, utilization rates, residual value risk, operational expenses, maintenance, insurance and other factors. If we overpay for Electronics Assets, if market prices for such assets decline after acquisition, if customer pricing weakens, if utilization is lower than expected or if financing costs rise, the returns on our assets may be materially lower than anticipated, and we may incur losses. Our ability to forecast the value and returns of Electronics Assets may be limited, particularly given our lack of operating history in this business.
We may be unable to source sufficient Electronics Assets on acceptable terms, in desired quantities or on a timely basis due to supply constraints, allocation practices and concentrated industry dependencies, including dependencies relating to TSMC and other key supply-chain participants.

Our anticipated strategy depends on our ability to identify, acquire and deploy GPUs and related computing infrastructure. The supply of such assets may be constrained due to strong demand, manufacturing limitations, vendor allocation practices, supply chain disruptions, geopolitical events, export restrictions, tariffs, logistics challenges or other factors. Supply may also be adversely affected by concentration in semiconductor design, foundry capacity, advanced packaging, high-bandwidth memory, substrate availability, networking components, rack-level integration, data center equipment and other upstream inputs and services. In particular, a substantial portion of the industry’s supply of advanced AI chips depends on a limited number of manufacturing and packaging participants, including TSMC and other critical providers. Any disruption, delay, reprioritization, allocation decision, yield problem, natural disaster, cyber incident, labor issue, trade restriction, military conflict, political tension involving Taiwan or other adverse event affecting those participants or regions could materially impair the availability, timing or cost of Electronics Assets. We will also face competition from larger or more established buyers with stronger relationships, greater purchasing power and more technical expertise. If we are unable to source suitable Electronics Assets in sufficient quantities, on desired schedules or at prices and terms we consider acceptable, we may be unable to execute our strategy, satisfy customer needs, achieve scale or generate expected returns. Delays or constraints in asset sourcing could materially adversely affect our business and prospects.
Our anticipated business model depends on assumptions regarding customer demand, pricing, utilization, residual values and monetization opportunities that may prove incorrect.
We expect that the Electronics Infrastructure Business may involve sales, leases, sale/lease-back transactions and other monetization structures. The success of these arrangements would depend on numerous assumptions, including assumptions regarding demand from potential customers, the pricing they are willing to pay, contract duration, uptime requirements, asset utilization, residual values, maintenance costs, power and hosting costs, financing costs, counterparty creditworthiness and the availability of secondary market opportunities. If any of these assumptions prove to be incorrect, our anticipated business model may not be viable or may be materially less profitable than we currently expect. In particular, lower-than-expected utilization, pricing pressure, higher-than-expected costs, counterparty defaults or lower residual values could materially adversely affect our revenues, margins, asset values and overall business.
If we are unable to enter into profitable leases, sale/lease-back transactions or other monetization arrangements, the anticipated Electronics Infrastructure Business may fail.
Our anticipated strategy contemplates the monetization of Electronics Assets through one or more transaction structures, including sales, leases and sale/lease-back arrangements. There can be no assurance that we will be able to identify counterparties willing to enter into such arrangements on commercially acceptable terms or at all. Even if such arrangements are entered into, they may not be profitable, may involve significant risk allocation in favor of the counterparty, may require substantial customization or negotiation and may expose us to operational, legal, tax, accounting and credit risks. If we are unable to structure and consummate attractive monetization transactions, our Electronics Assets may remain underutilized or idle, our returns may be materially impaired and our anticipated business may not be successful.
Our revenues may be concentrated in a small number of customers, counterparties, transactions or assets, and the loss of any significant customer or transaction could materially harm us.
Because our anticipated Electronics Infrastructure Business would be early stage, we may initially depend on a small number of customers, transactions, financing sources, vendors, facilities or asset deployments. As a result, our revenues and business prospects may be highly concentrated. The loss, reduction, delay, default, insolvency or dispute involving any significant customer or counterparty could materially adversely affect our revenues, cash flows and prospects. In addition, concentration may reduce our negotiating leverage, increase earnings volatility and make our business more susceptible to disruptions affecting particular counterparties or assets. If we are unable to diversify our customer base or monetization channels over time, our business could remain subject to heightened risk.
Counterparties to our leases, monetization arrangements or other transactions may default, terminate early, fail to renew or otherwise not perform as expected.
If we enter into leases, sale/lease-back transactions, financing arrangements, hosting agreements or other commercial contracts, we will be exposed to counterparty credit, performance and enforcement risk. Our counterparties may become unwilling or unable to perform their obligations, may dispute contractual terms, may seek concessions, may terminate agreements early, may fail to renew agreements or may become insolvent or bankrupt. Any such nonperformance could reduce our revenues, impair the value of our Electronics Assets, increase our costs, require costly enforcement efforts, result in litigation or force us to re-market assets on less favorable terms. These risks may be heightened in periods of economic volatility or in emerging or rapidly changing markets. Counterparty nonperformance could materially adversely affect our business and financial condition.
Our anticipated Electronics Infrastructure Business may be exposed to residual value risk and remarketing risk.
If we acquire Electronics Assets and seek to monetize them through leases, sale/lease-back transactions or other arrangements, the returns on those assets may depend in part on the residual value of the assets at the end of a contractual term or anticipated holding period. The residual value of GPUs and related computing infrastructure may be difficult to predict and may decline materially due to technological change, changes in customer preferences, increased supply, reduced demand, the introduction of newer or more efficient products, changes in software compatibility, changes in energy efficiency expectations or other market developments. If the residual value of any Electronics Assets is lower than we expect, we may be unable to sell, re-lease, redeploy or otherwise monetize those assets on favorable terms or at all. We may also be required to reduce pricing, accept lower returns, record impairment charges or incur additional costs in remarketing or reconfiguring assets. Any such developments could materially and adversely affect our business, financial condition, results of operations and prospects.
The anticipated Electronics Infrastructure Business requires specialized technical, operational, commercial and financial expertise that we may be unable to attract, retain or develop, and our current personnel may have limited experience in this business.
The successful implementation of our anticipated strategy will depend on our ability to recruit, retain and manage personnel with specialized expertise in areas such as GPUs, high-performance computing, infrastructure operations, leasing, asset finance, data center economics, enterprise sales, procurement, logistics, compliance, cybersecurity, valuation and accounting. Historically, our management team and employees have operated a consumer footwear and apparel business, and we may have limited institutional knowledge and capabilities in the computing infrastructure and AI ecosystem. Such personnel are in high demand and may command compensation packages that are significantly greater than those we have historically paid. We may be unable to attract suitable personnel on acceptable terms or at all. Competition for talent in the computing infrastructure and AI ecosystem is intense, and our limited operating history in the new business, uncertain prospects and post-Asset Sale profile may make us a less attractive employer than larger, more established competitors. If we fail to hire, retain and develop the personnel necessary to operate the business, our strategy may not succeed.
We may experience substantial difficulties integrating new personnel and establishing an organization capable of operating the anticipated Electronics Infrastructure Business.
Even if we are able to recruit experienced personnel, we may face substantial integration challenges. Building a new operating team in a materially different business may create uncertainty regarding roles, reporting lines, decision-making, performance expectations and accountability. Rapid organizational change may reduce morale, increase turnover, create inefficiencies and distract management. Moreover, new personnel may have differing strategic views, risk tolerances or operating styles. We may also be required to rely heavily on a relatively small number of individuals, increasing key-person risk. Any inability to integrate personnel successfully and build an effective organization could materially impair our execution of the anticipated business plan.
We may implement workforce reductions, and related costs and legal compliance requirements could be significant and could expose us to litigation, regulatory scrutiny or reputational harm.
Following the Asset Sale and during the transition to our anticipated Electronics Infrastructure Business, we may determine that workforce reductions, restructurings or other organizational changes are necessary. Such actions could result in substantial costs, including severance, retention, benefits, outplacement and other charges. Workforce reductions may also require us to comply with applicable employment and labor laws, including notice requirements such as those under the Worker Adjustment and Retraining Notification (WARN) Act and similar state and local laws, and any failure to comply could result in fines, penalties, damages and litigation. In addition, workforce reductions may adversely affect morale, productivity, institutional knowledge, our ability to attract and retain talent and our ability to implement our strategy, any of which could materially adversely affect our business and prospects.

Our management team and Board may be distracted by the Asset Sale, financing transactions, litigation risk, and organizational transition.
The matters currently being undertaken by our management involve substantial complexity and may require significant time and attention from our management team and Board. In addition to the execution of the Asset Sale and the contemplated financing, we must manage the sale and transition of the Company’s historical business, develop and implement a new strategy, address public company obligations, and communicate with investors and stakeholders. These demands may divert management and Board attention from the day-to-day development and execution of the Electronics Infrastructure Business and may impair our ability to make timely and effective operational decisions. If our management team and Board are unable to manage these multiple priorities successfully, our business and prospects could be materially adversely affected.
We may need to build new systems, policies, procedures and internal controls and failures in doing so could harm us.
The Electronics Infrastructure Business would likely require new or significantly revised systems, processes and controls, including for asset acquisition, deployment, valuation, inventory and fixed asset management, customer contracting, revenue recognition, credit evaluation, compliance, insurance, cybersecurity, maintenance, financial reporting and disclosure controls. We may not be able to develop and implement such systems and controls effectively or on a timely basis. If we fail to establish adequate systems, policies, procedures and internal controls, we may experience operational inefficiencies, financial reporting errors, control deficiencies, asset losses, compliance failures, customer disputes, litigation exposure and reputational harm. Any such failures could materially adversely affect our business, results of operations, financial condition and ability to satisfy public company obligations.
We may incur significant losses arising from equipment failures, downtime, maintenance issues, defects, damage or other operational disruptions.
Electronics Assets and related infrastructure are subject to operational risks, including hardware failure, defects, overheating, power interruptions, cooling failures, networking issues, software incompatibility, improper configuration, transportation damage, theft, maintenance errors and other disruptions. Such events may reduce performance, delay deployment, impair availability, increase operating costs, cause contractual disputes or expose us to claims for damages. If we are unable to prevent or mitigate these operational risks effectively, our ability to monetize Electronics Assets could be materially impaired. In addition, equipment failures or disruptions could harm our reputation, reduce customer trust and materially adversely affect our revenues and profitability.
Our anticipated business may expose us to additional cybersecurity, data security, technology integrity and related risks.
Although our role in any given transaction may vary, ownership, deployment, hosting or monetization of Electronics Assets may expose us to additional cybersecurity, data protection, technology integrity and related risks. These risks may arise from vulnerabilities in hardware, firmware, software, networking, remote access tools, management systems or third-party service providers. Malicious actors may seek to disrupt operations, gain unauthorized access to systems, exfiltrate data, misuse computing resources or impair asset functionality. Cybersecurity incidents or security vulnerabilities could result in downtime, financial losses, reputational harm, legal claims, regulatory scrutiny, contractual liability and increased costs. We may also be required to incur significant expenditures to detect, prevent, respond to and remediate such issues. As our anticipated business develops, these risks may increase in significance.
We may depend on third parties across a concentrated and complex supply chain for hosting, operation, logistics, maintenance, procurement, manufacturing and other critical functions, and failures by those third parties could materially harm us.
Our anticipated business may depend heavily on third parties, including manufacturers, designers, foundries, advanced-packaging providers, distributors, brokers, resellers, hosting providers, data center operators, logistics providers, maintenance providers, insurers, technical consultants, networking providers and financing counterparties. We may have limited control over these third parties, and their failure to perform could disrupt our business. Third-party failures may include delays, service interruptions, insolvency, breaches of contract, negligence, cybersecurity incidents, quality issues, cost increases, labor disputes, regulatory violations, capacity constraints, allocation decisions or other misconduct. Because important parts of the AI and semiconductor ecosystem are concentrated in a relatively small number of suppliers and service providers, including participants involved in advanced chip fabrication and packaging, adverse developments affecting any such participant may have outsized effects on pricing, availability and deployment timelines throughout the market. If any critical third party fails to perform adequately or if we are unable to replace such party on acceptable terms, our business, financial condition and prospects could be materially adversely affected.
We may be exposed to asset concentration risk.
Especially during the early stages of our anticipated Electronics Infrastructure Business, we may invest in a limited number of high-value Electronics Assets, a limited number of equipment types or configurations, or assets associated with a limited number of use cases, counterparties or deployment environments. As a result, our business and financial performance may be disproportionately affected by adverse developments affecting particular assets, asset categories or deployment strategies. If a concentrated set of assets becomes obsolete, is difficult to deploy, experiences operational issues, declines in market value, fails to meet customer needs or is adversely affected by changes in technology, pricing, regulation or customer demand, our business could be materially harmed. Asset concentration may also increase volatility in our revenues, returns and asset values and reduce our ability to manage risk through diversification.
We may face vendor concentration risk, including risk arising from reliance on a small number of chip designers, semiconductor manufacturers, foundries, packaging providers and other concentrated supply-chain participants.
The market for GPUs and related computing infrastructure may depend on a limited number of manufacturers, chip designers, foundries, advanced-packaging providers, memory suppliers, networking vendors, distributors, resellers or other supply channels. To the extent our anticipated business relies on equipment produced or supplied by a small number of vendors, we may be exposed to significant vendor concentration risk. Those vendors may change pricing, reduce supply, prioritize other customers, alter product specifications, limit warranty or support coverage, impose restrictive contractual terms, change channel relationships or discontinue certain product lines. In addition, many advanced AI systems depend on highly concentrated semiconductor manufacturing and packaging ecosystems, including TSMC and other key industry participants. Any deterioration in our relationship with key vendors, or any adverse development affecting a major vendor or supply-chain participant, including manufacturing delays, yield issues, packaging bottlenecks, allocation decisions, financial distress, regulatory restrictions, supply chain disruptions, cyber incidents, natural disasters, labor disruptions, geopolitical tensions involving Taiwan, litigation or reputational harm, could impair our ability to source, maintain, support or monetize Electronics Assets. Our dependence on a limited number of vendors and industry participants could materially and adversely affect our anticipated business.
Disruptions affecting TSMC, Taiwan or other critical semiconductor manufacturing hubs could materially impair the availability, cost and value of the Electronics Assets on which our anticipated business would depend.
A significant portion of the global supply of advanced semiconductors used in high-performance computing and AI applications is manufactured, directly or indirectly, through highly concentrated supply chains centered in Taiwan and involving TSMC and other specialized industry participants. As a result, natural disasters, power shortages, water shortages, industrial accidents, cyber incidents, equipment failures, labor disruptions, export controls, trade restrictions, sanctions, blockades, military activity, heightened tensions between China and Taiwan, changes in U.S. or foreign policy, or other geopolitical or operational disruptions affecting Taiwan, TSMC or related suppliers could materially reduce the availability of advanced GPUs and related components, increase lead times and costs, or cause abrupt changes in market pricing and allocation. Any such event could impair our ability to acquire Electronics Assets, delay deployments, reduce utilization, increase capital requirements, adversely affect residual values and materially harm our business, financial condition and prospects.
We may be exposed to logistics, transportation and custody risks.
Electronics Assets may consist of high-value, specialized and potentially sensitive equipment that must be shipped, stored, installed, removed, redeployed and, in some cases, recovered or returned. These activities may subject us to risks of loss, theft, damage, delay, misdelivery, improper handling, installation error, environmental exposure, chain-

of-custody disputes and other logistics-related issues. Such risks may be heightened when assets are moved among facilities, across jurisdictions or through third-party logistics networks. If Electronics Assets are damaged, lost, delayed or mishandled, we may incur uninsured or underinsured losses, be unable to deploy equipment on schedule, experience interruptions in monetization, face disputes with customers or counterparties, or suffer reputational harm. Any such developments could materially adversely affect our business, financial condition and operating results.
The anticipated Electronics Infrastructure Business may be adversely affected by export controls, trade restrictions, tariffs, sanctions and other geopolitical or regulatory developments.
GPUs and related computing equipment may be subject to export control laws, sanctions regimes, import restrictions, tariffs, trade policies and other legal or geopolitical constraints. Regulatory regimes applicable to advanced computing technologies may change rapidly. Such developments could limit the availability of equipment, restrict our ability to acquire or transfer assets, reduce the universe of permissible counterparties, increase costs, delay transactions or expose us to compliance risk. In addition, geopolitical tensions, changes in trade relations, sanctions enforcement or other international developments may disrupt manufacturing and supply chains or materially affect the markets in which we seek to operate. Compliance with these laws and developments may require substantial resources and management attention. Any failure to comply, or any adverse legal or geopolitical development, could materially adversely affect our business.
Changes in law, regulation or government policy relating to artificial intelligence, advanced computing, energy usage, environmental matters or data center operations could materially adversely affect us.
The regulatory environment applicable to artificial intelligence, advanced computing, high-performance infrastructure, energy use, environmental impacts and data center-related operations may evolve significantly. New or modified laws, rules, regulations or government policies could restrict the deployment, ownership, financing, hosting or operation of Electronics Assets or could increase compliance burdens and costs. For example, governments may impose requirements relating to licensing, disclosures, energy efficiency, environmental permitting, emissions, procurement practices, customer due diligence, use restrictions, cybersecurity or reporting. Compliance with current and future legal requirements may be costly and time consuming, and we may be unable to do so effectively. Any adverse regulatory changes could materially harm our business and strategy.
Our anticipated business may depend on power availability, electricity pricing, cooling capacity and other infrastructure conditions that are beyond our control.
High-performance computing equipment may require substantial electrical power, cooling capacity, networking resources and suitable physical infrastructure. Power availability and pricing, cooling requirements, transmission constraints, facility availability and related infrastructure limitations may materially affect the cost, feasibility, location and profitability of deploying Electronics Assets. Power and cooling constraints may delay deployments, limit utilization, increase operating costs or reduce the competitiveness of our assets relative to newer or more efficient equipment. In addition, power prices and availability may be affected by weather, regulation, utility policy, grid constraints or geopolitical events. If we are unable to obtain suitable infrastructure conditions on acceptable terms, our anticipated business may be materially adversely affected.
We may be required to record significant impairment charges, valuation adjustments or other accounting charges relating to Electronics Assets or our continuing operations.
The value of Electronics Assets may fluctuate significantly due to technological change, market conditions, pricing trends, utilization levels, residual value expectations, changes in financing costs or other factors. If the carrying value of any Electronics Assets exceeds recoverable value or fair value, we may be required to record impairment charges or other accounting adjustments, which could be material. In addition, the transition in our business model may require us to make significant judgments and estimates regarding asset lives, residual values, revenue recognition, financing arrangements, contingencies, liabilities and other accounting matters. Such judgments may later prove incorrect. Material impairment charges, valuation changes or accounting adjustments could adversely affect our results of operations, financial condition and the market price of our Class A common stock.
Insurance may not adequately cover losses associated with Electronics Assets, technology operations, business interruption, cyber incidents or other claims.

Insurance for specialized computing assets and related operations may be expensive, subject to significant exclusions or unavailable in adequate amounts. We may elect to retain some risks ourselves, and even when insurance is available, it may not cover all losses, liabilities, business interruptions or claims to which we may be exposed. Coverage disputes may also arise. If we suffer losses, damage, business interruption, cyber incidents, professional liability claims, commercial disputes or other events not fully covered by insurance, our business and financial condition could be materially adversely affected. In addition, premiums may increase materially over time, reducing the profitability of our anticipated business.
Investors may have difficulty evaluating our future prospects because, after the Asset Sale, we may continue as a public company with a limited operating history in a new business and no historical information relevant to that business.
Following the Asset Sale, investors will have no historical financial information relevant to the anticipated Electronics Infrastructure Business. Our historical financial statements primarily reflect a materially different business. Accordingly, historical results may not be indicative of future performance, and investors may find it difficult to evaluate our prospects, strategy, valuation and risks. This limited visibility may contribute to volatility in our Class A common stock, reduce analyst coverage, impair investor confidence and make it more difficult for us to raise capital. If investors are unable to assess our future prospects accurately, the market price of our Class A common stock could be materially adversely affected.
We may not be able to maintain effective disclosure controls and procedures or internal control over financial reporting.
Our evolving business model, potential personnel changes, new financing arrangements, asset acquisitions, possible litigation and changing reporting considerations may increase the complexity of our financial reporting and public disclosures. If we are unable to maintain effective disclosure controls and procedures and internal control over financial reporting, we may fail to report information accurately and timely, may be required to restate financial statements, may become subject to SEC scrutiny or stockholder claims and may suffer reputational harm. Any such failure could materially adversely affect our business and the market price of our Class A common stock.
Our accounting policies, judgments and financial reporting for the Electronics Infrastructure Business and the related financing arrangements are evolving, and we may be required to change our accounting treatment, which could result in additional costs, delays, volatility in our reported results or restatements.
The Electronics Infrastructure Business and the related acquisition, ownership and monetization of Electronics Assets, as well as the Facility and other financing arrangements, may involve accounting questions that require significant judgment and may not be fully resolved until we have additional information, complete further analysis or finalize our processes and systems. Our conclusions regarding critical accounting policies, unusual items, derivative and embedded derivative accounting, revenue recognition, asset lives, residual values, impairments, contingencies and other matters could change as we implement the new business, obtain additional guidance or interpret evolving facts and circumstances. Any changes in accounting treatment, the identification of additional accounting policies, the adoption of new controls and processes, or the discovery of errors or control deficiencies could require us to record additional charges, revise prior-period financial statements, delay the issuance of financial statements or other reports, or provide additional disclosures, any of which could adversely affect investor confidence, increase costs, expose us to claims and materially adversely affect the market price of our Class A common stock.
The proposed change in our corporate identity and strategic direction may create confusion, reduce credibility and harm our ability to establish the anticipated new business.
Following the Asset Sale, we intend to change our corporate name and cease operating the historical Allbirds footwear business. This change in identity and strategic direction may create confusion among investors, counterparties, employees and other stakeholders regarding who we are, what business we are in and what capabilities we possess. Some market participants may question the credibility or viability of our new strategy or may be reluctant to transact with us until we establish a track record in the new business. Any reputational challenges, uncertainty or skepticism arising from our abrupt change in business and identity could impair our ability to hire personnel, attract counterparties, raise capital and create stockholder value.

The transition away from our historical business and public benefit may adversely affect stakeholder relationships and may give rise to additional disputes or claims.
Following the Asset Sale, we would no longer operate the historical business associated with the Allbirds brand and would no longer continue as a Delaware public benefit corporation focused on environmental conservation. Some stockholders, employees, customers, investors or other stakeholders may view this shift negatively or may assert that the Company has departed from the expectations on which they previously relied. As a result, we may experience reputational harm, stakeholder criticism, books-and-records demands, litigation, derivative claims or other disputes relating to our change in business strategy, corporate identity, public benefit orientation, disclosures or process. Any such matters could be time-consuming, costly and distracting and could materially adversely affect our business and prospects.
We may become subject to substantial stockholder litigation, derivative litigation, securities claims, books-and-records demands and other proceedings in connection with the Asset Sale, the proposed financing, or the transition to the Electronics Infrastructure Business.
Transactions and strategic changes often give rise to litigation and other proceedings. In addition to litigation relating to the Asset Sale, we may face claims and demands arising from the proposed financing, the issuance or potential issuance of securities, alleged dilution, the change in our corporate name and strategy, the elimination of our public benefit corporation status, the adequacy of our disclosures, the role of the Board and management in evaluating and approving the transactions, the rights of the Investor and the possibility that the anticipated Electronics Infrastructure Business may not succeed. Such proceedings may include securities class actions, stockholder derivative actions, fiduciary duty claims, books-and-records demands, appraisal-related claims, claims relating to alleged misstatements or omissions, claims regarding conflicts of interest, creditor disputes and regulatory inquiries or investigations, including claims that may be asserted even if prior matters have been dismissed, settled or otherwise resolved. These matters may be brought regardless of merit and may consume substantial time and resources. Any such proceedings could result in injunctions, delays, settlements, judgments, damages, increased insurance costs, indemnification obligations, adverse publicity and significant legal expenses, any of which could materially adversely affect our business, financial condition and stockholders.
Any litigation, investigation or claim relating to our proposed new business or the matters described in the Proxy Statement could delay our plans, divert management attention and materially harm us.
Even if any claims asserted against us are without merit, litigation and investigations can be expensive, time-consuming and disruptive. They may divert management attention from implementing our strategy, impair our ability to complete the Asset Sale or financing transactions, reduce available cash, increase professional fees, delay commercial negotiations and harm our reputation with investors, counterparties and employees. In addition, litigation or investigations could cause us to incur substantial settlement costs, judgments, fines, penalties or additional disclosure obligations. These risks may be heightened in light of the significant market interest and stock price volatility that may accompany the matters described in the Proxy Statement. Any such matters could materially adversely affect our business and stockholders.
We may face disputes, litigation and other liabilities relating to the wind-down of our legacy retail operations, including store closures and lease termination matters.
In connection with the wind-down of our historical footwear business, we have closed all of our full price retail locations in the United States. These closures have given rise, and may continue to give rise, to disputes with landlords and other third parties, including claims relating to lease terminations, alleged defaults, restoration obligations, rent concessions, security deposits, guaranties, indemnities and related matters. These matters may result in litigation, arbitration, settlements, judgments or other liabilities and could require significant management attention, result in material expense and adversely affect our liquidity and our ability to fund and execute our continuing business strategy.
Even if any prior securities litigation has been resolved, we remain subject to significant securities litigation risk, which could increase as we pursue financings, experience stock price volatility or transition to a new business.
Our stock price may be volatile and our proposed transactions, financings and strategic transition may attract heightened investor attention and scrutiny. Even if claims asserted against us in the past have been dismissed, settled or otherwise resolved, we may be subject to new or renewed litigation, regulatory inquiries, stockholder demands or other proceedings relating to our disclosures, stock price movements, financings, alleged dilution, governance matters or the success or viability of our continuing business strategy. Defending such matters, regardless of merit, could be costly and time-consuming, could divert management’s attention, could result in significant settlement amounts, damages, fines or other penalties and could materially adversely affect our business, financial condition, results of operations and prospects.
If the anticipated Electronics Infrastructure Business is unsuccessful, we may be unable to continue as a going concern.
The success of our continuing business plan is uncertain. If we are unable to implement the anticipated Electronics Infrastructure Business successfully, generate meaningful revenues, raise sufficient capital, manage costs, satisfy obligations or otherwise sustain operations, we may not be able to continue as a going concern. As described in our Annual Report on Form 10-K for the year ended December 31, 2025, our audited financial statements include disclosure that conditions and events raise substantial doubt about our ability to continue as a going concern.In such event, we may need to seek additional financing, sell assets, drastically reduce operations, restructure obligations, or pursue strategic transactions. Any such outcome could materially reduce or eliminate value for stockholders.
Stockholders may not realize the benefits they expect from the proposed transactions and may lose all or a substantial portion of their investment.
The Asset Sale, contemplated financing, and anticipated Electronics Infrastructure Business may not produce the benefits that stockholders expect. The Company may fail to execute its continuing business strategy, may experience severe stock price volatility, may be unable to maintain its Nasdaq listing, may incur substantial litigation or financing costs, may be unable to raise additional capital and may ultimately fail. If one or more of these risks materialize, the market price of our Class A common stock could decline materially, and stockholders could lose all or a substantial portion of their investment.
Public company costs may consume a disproportionate amount of our remaining resources.
Following the Asset Sale, we expect to continue to incur substantial costs associated with being a public company, including costs relating to SEC reporting, Nasdaq compliance, legal and accounting services, audit requirements, internal controls, investor relations, directors’ and officers’ insurance, corporate governance, stockholder communications and other administrative and compliance functions. If our continuing operating business remains limited, develops more slowly than expected or fails to generate meaningful revenues, these costs may represent a disproportionate burden on our liquidity and financial resources. As a result, a significant portion of our available capital may be consumed by public company obligations rather than by investment in the anticipated Electronics Infrastructure Business. If public company costs are greater than expected, or if our remaining resources are less than expected, our ability to execute our strategy, remain listed on Nasdaq, maintain operations and create stockholder value could be materially adversely affected.
We may be unable to maintain analyst coverage, institutional investor interest or market support.
Because the Company would be transitioning away from its historical footwear business and toward a new and largely unproven Electronics Infrastructure Business, securities analysts, institutional investors and other market participants may have difficulty evaluating our business, strategy and valuation. Some analysts may discontinue coverage of the Company, and some institutional investors may be unwilling or unable to invest in a company with our anticipated post-Asset Sale profile. A reduction in analyst coverage, institutional ownership or broader investor interest could reduce liquidity in our Class A common stock, increase volatility, widen bid-ask spreads, impair market visibility and make it more difficult for us to access capital markets on favorable terms. Any such developments could materially adversely affect the market price of our Class A common stock and our overall prospects.
We may be exposed to tax risks associated with asset acquisitions, leasing structures, sale/lease-back transactions and other monetization arrangements.
Our anticipated Electronics Infrastructure Business may involve complex domestic, state, local and potentially international tax issues. The tax treatment of asset acquisitions, ownership, leasing transactions, sale/lease-back structures, financing arrangements, depreciation, revenue streams, property taxes, sales and use taxes, transfer taxes and other aspects of our anticipated business may be uncertain and may depend on highly technical rules and factual determinations. Tax authorities may challenge our positions, and changes in tax law, tax rates, regulations, administrative guidance or judicial interpretations could adversely affect the economics of our business model. In addition, tax compliance associated with asset-intensive and multi-jurisdictional operations may be costly and burdensome. If our tax positions are challenged successfully, or if the expected tax treatment of our transactions is not realized, we could incur additional taxes, penalties, interest and professional fees, which could materially and adversely affect our business, financial condition and results of operations.
We may be unable to obtain favorable accounting treatment for aspects of our anticipated monetization structures.
The accounting treatment of leases, sale/lease-back transactions, structured financings, revenue arrangements, residual interests and other monetization structures may be complex and may require significant judgment. The accounting for such transactions could affect the timing and amount of recognized revenue, expenses, assets, liabilities, depreciation, gains, losses and cash flow presentation. If the accounting treatment of our transactions differs from what we expect, or if our judgments and estimates are later challenged by our auditors, regulators or others, we may be required to revise our financial statements, record additional charges, change the classification of transactions, alter our disclosures or restate previously issued financial statements. Any such developments could materially and adversely affect our reported results, increase costs, divert management attention and impair investor confidence.
Risk Factors Relating to the Charter Amendment Proposal in our Proxy Statement
If the Charter Amendment Proposal in our Proxy Statement (the “Charter Amendment Proposal”) is approved, we will no longer be required to operate for the purposes included in our initial charter, which may harm our relationships with stakeholders and may adversely affect perceptions of our continuing business strategy and governance.
If we are no longer operating as a Delaware public benefit corporation, customers, employees, business partners, investors and other stakeholders may view that change negatively. Our current status as a public benefit corporation requires that we produce a public benefit and operate in a responsible and sustainable manner, while balancing our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the specific public benefit of environmental conservation that is identified by our Certificate of Incorporation. Eliminating that status could damage our reputation, adversely affect our ability to attract and retain customers, employees and partners, and negatively impact our business, financial condition and results of operations. If the Charter Amendment Proposal is adopted, we would be operated in the best interests of our stockholders, without balancing the best interests of our stockholders against the public benefit of environmental conservation.
In addition, the legal, governance, disclosure, and other implications of transitioning away from our public benefit corporation status and implementing the related charter changes may continue to evolve, and we may incur additional costs, face delays, or become subject to additional disputes or claims in connection with implementing these changes.
Amending our charter as proposed in the Charter Amendment Proposal could subject us to stockholder, stakeholder or other disputes, litigation or claims, including claims relating to our change in business model, identity and disclosures.
Governance changes may give rise to litigation, books-and-records demands, stockholder claims or other disputes. Some institutional investors, impact investors, ESG-focused investors and other stockholders may value our current commitment to the specific public benefit identified in our Certificate of Incorporation and may sell their stock or make claims with respect to the change in focus of the Company. Any such matters, whether or not meritorious, could be time-consuming and expensive, divert management’s attention, delay or complicate the implementation of the proposed transition and result in significant legal, advisory and other costs. Any of these matters could adversely affect our reputation, business and financial condition and reduce funds otherwise available for operations or future stockholder value.
If the Charter Amendment Proposal is not approved by our stockholders, we will remain a Delaware public benefit corporation, which could create uncertainty regarding our ability to pursue the anticipated Electronics

Infrastructure Business and could expose us to additional claims, governance challenges and operational constraints.
If our stockholders do not approve the Charter Amendment Proposal, our Certificate of Incorporation will continue to designate us as a Delaware public benefit corporation with a stated public benefit of environmental conservation. Under the Delaware General Corporation Law, the board of directors of a public benefit corporation is required to manage the business and affairs of the corporation in a manner that balances the pecuniary interests of the stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit identified in our Certificate of Incorporation. If we remain a public benefit corporation while pursuing the anticipated Electronics Infrastructure Business, there may be uncertainty as to whether and to what extent the operation of a computing infrastructure and GPU leasing business is consistent with our stated public benefit purpose of environmental conservation. This uncertainty could give rise to claims by stockholders, stakeholders or other parties that our board of directors is not managing the corporation in accordance with its charter obligations, that our pursuit of the Electronics Infrastructure Business is inconsistent with or in tension with our public benefit purpose, or that the board has breached its fiduciary duties under the public benefit corporation framework. Any such claims, whether or not meritorious, could be time-consuming, expensive and distracting to management, and could result in injunctive relief, settlements, damages or other adverse outcomes that could materially affect our business, financial condition and prospects.
In addition, our continued status as a public benefit corporation could create practical difficulties in operating the Electronics Infrastructure Business, including uncertainty regarding the scope of permissible activities, potential constraints on business strategy and capital allocation decisions, reputational challenges with counterparties, customers or investors who may question the alignment between the purpose listed in our Certificate of Incorporation and our actual operations, and potential complications in obtaining legal opinions or other certifications that may be required in connection with financings, securities offerings or other transactions. If we are unable to amend our Certificate of Incorporation, we may need to seek alternative means of addressing these issues, which could be costly and uncertain, or we may face ongoing governance and operational challenges that could materially adversely affect our ability to execute our business plan and the market price of our Class A common stock.
Risk Factors Related to the Nasdaq Proposal
Approval of the Nasdaq Proposal would permit the issuance of a significant number of additional shares of common stock, which would dilute existing stockholders and future financings may result in additional and substantial dilution.
If this proposal is approved, we may issue a substantial number of additional shares of common stock upon conversion of the Convertible Notes in excess of the 19.99% limit otherwise imposed by Nasdaq Listing Rule 5635(d). Any such issuance would dilute the ownership interests of existing stockholders, including their voting power and economic rights, and could reduce existing stockholders’ proportionate interest in the Company. Such dilution could be material. In addition, because the anticipated Electronics Infrastructure Business may require substantial additional capital beyond the Facility, we may in the future issue additional equity securities or equity-linked securities, which could result in further dilution, potentially at prices below the then-current market price of our Class A common stock.
Our ability to maintain the listing of our Class A common stock on Nasdaq following the Asset Sale is highly uncertain, and if we are unable to satisfy Nasdaq’s continued listing requirements, our Class A common stock could be delisted.
Following the Asset Sale, our business, operations, financial condition, market capitalization, stockholders’ equity and trading characteristics will change materially. As a result, we may have difficulty continuing to satisfy Nasdaq’s continued listing standards, including standards relating to minimum stockholders’ equity, market value, bid price, publicly held shares, round-lot holders, corporate governance and other qualitative and quantitative requirements. In addition, after the Asset Sale, investors may view us as an operating company with limited assets or operations pending implementation of our new business plan, which could adversely affect trading in our Class A common stock and our ability to satisfy applicable listing standards. This risk may be heightened because, after the Asset Sale, we will be viewed as a company seeking to build a speculative new business in a new industry with limited operating history, extremely limited capital and uncertain prospects. If Nasdaq determines that we no longer meet one or more of its continued listing requirements, our Class A common stock could be delisted. A delisting would likely adversely affect the liquidity and market price of our Class A common stock, reduce our access to the capital markets, impair our ability to raise additional financing, decrease analyst coverage and investor interest, and make it more difficult for stockholders to sell their Class A common stock. Any such consequences could materially and adversely affect the value of an investment in our Class A common stock.
The issuance of shares pursuant to this proposal could adversely affect the market price of our Class A common stock.
The issuance of a large number of additional shares of common stock, or the perception that such issuances may occur, could depress the market price of our Class A common stock or increase volatility in the trading price of our common stock. The market impact could be exacerbated by uncertainty regarding the number of shares ultimately issuable, including as a result of anti-dilution adjustments, variable conversion features, or fluctuations in the market price of our Class A common stock.
Any increase in the market price of our Class A common stock price associated with the Nasdaq proposal, or any of the other matters described in the Proxy Statement may not be sustained.
Our stock price may increase in response to the announcement of the Asset Sale, the anticipated Electronics Infrastructure Business, and the Facility for reasons that may include speculation, momentum trading, media attention or investor enthusiasm regarding artificial intelligence and related infrastructure themes, rather than financial, operating or market fundamentals. Any such increase may not be sustained and could reverse sharply.
We are unable to predict the total number of shares of common stock that may ultimately be issued if this proposal is approved and stockholders may not be able to assess the full extent of dilution or market overhang.
Because the number of shares issuable upon conversion will depend on future events, including market prices, conversion decisions by securityholders, and the operation of adjustment provisions in the Purchase Agreement and Convertible Notes, we are unable to predict with certainty the total number of shares that may ultimately be issued if this proposal is approved. As a result, stockholders may not be able to determine at this time the full extent of the dilution that could occur. The uncertainty regarding the number of shares that may be issued, including shares that may be issuable at discounted or variable prices, may itself create market overhang and adversely affect the market price of our Class A common stock.
If this proposal is not approved, our financing and liquidity could be adversely affected and we may be unable to implement our anticipated continuing business strategy.
If stockholders do not approve the Nasdaq Proposal, the contractual limits on conversions or issuances in excess of 19.99% of our outstanding common stock will remain in effect. As a result, we may be required to satisfy our obligations in cash rather than shares, we would have reduced ability to access additional capital under the facility, we would have reduced flexibility in managing our capital structure, and we may be unable to raise additional capital or negotiate future financing transactions on acceptable terms, if at all. If we are unable to access sufficient capital, we may be unable to purchase Electronics Assets, develop the anticipated Electronics Infrastructure Business, satisfy our obligations under the Facility, remain listed on Nasdaq or continue operating as a going concern. Any of these outcomes could adversely affect our liquidity, financial condition, and ability to continue as a going concern.
Approval of this proposal may increase the influence of the Investor and may create governance, control or conflict concerns.
To the extent shares of common stock are issued upon the conversion of Convertible Notes following stockholder approval, the Investor may acquire a larger ownership position in the Company; provided however, that the Investor has limited its ownership to 4.99% of our outstanding stock, which may only be increased to 9.99% of our outstanding stock. This could increase the Investor’s voting influence over matters submitted to stockholders and could affect the outcome of future corporate actions. In addition, the Investor’s rights under the financing documents, including rights relating to future financings and the right to appoint a new Chief Operating Officer, may create governance concerns, perceived or actual conflicts of interest, management integration issues or strategic constraints.

USE OF PROCEEDS
We may issue and sell shares of our Class A common stock having aggregate sales proceeds of up to $50,000,000 from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions payable by us and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.
We expect to use the net proceeds of this offering, together with our existing cash and cash equivalents and marketable securities, for general corporate purposes, which may include working capital, capital expenditures, general and administrative expenses, and other general corporate purposes.
The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, investment-grade, interest-bearing instruments.
DILUTION
If you invest in our Class A common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted book value per share of our Class A common stock after this offering.

Our book value on December 31, 2025 was approximately $35,914,000, or $5.81 per share of Class A common stock. “Book value” is total assets minus the sum of liabilities. “Book value per share” is book value divided by the total number of shares outstanding.

After giving effect to the sale of 7,183,908 shares of Class A common stock at an assumed offering price of $6.96 per share, and after deducting estimated offering expenses payable by us of $315,000 gross of tax, our book value as of December 31, 2025 would have been $85,599,000, or $6.41 per share of Class A common stock. This represents an immediate increase in book value of $0.59 per share to our existing shareholders and an immediate decrease in book value of $0.55 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share	$6.96
Book value per share as of December 31, 2025	$5.81
Increase in book value per share of Class A common stock to existing shareholders	$0.59

As adjusted book value per share as of December 31, 2025, after giving effect to this offering	$6.41
Net dilution per share to investors in this offering	$0.55

The above discussion and table are based on 6,176,841 shares of Class A common stock outstanding as of December 31, 2025. To the extent that any of our outstanding equity awards are exercised, we grant additional stock options, restricted stock units or other awards under our equity incentive plan, or we issue additional shares of Class A common stock in the future, there may be further dilution.
DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. Further, we are restricted from issuing cash dividends pursuant to our secured credit facility.
PLAN OF DISTRIBUTION
We entered into the Sales Agreement with Chardan on April 28, 2026, under which we may issue and sell from time to time up to $50,000,000 of our Class A common stock through or to Chardan as our sales agent or principal. Sales of shares of our Class A common stock, if any, will be made in negotiated transactions, including block trades or block sales, or at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made through the Nasdaq Global Select Market or any other trading market for our Class A common stock, or by any other method permitted by law. If authorized by us in writing, Chardan may purchase shares of our Class A common stock as principal. Sales pursuant to the Sales Agreement may also be made through an affiliate of Chardan.
Chardan will offer our Class A common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Chardan. We will designate the maximum amount of Class A common stock to be sold through Chardan on a daily basis or otherwise determine such maximum amount together with Chardan. Subject to the terms and conditions of the Sales Agreement, Chardan will use its commercially reasonable efforts to sell on our behalf all of the shares of Class A common stock requested to be sold by us. We may instruct Chardan not to sell Class A common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Chardan or we may suspend the offering of our Class A common stock being made through Chardan under the Sales Agreement upon proper notice to the other party. Chardan and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement.
The aggregate compensation payable to Chardan as sales agent will be an amount equal to up to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse Chardan up to $125,000 of the actual outside legal expenses incurred by Chardan in connection with this offering. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed sales compensation to Chardan in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Chardan under the Sales Agreement, will be approximately $315,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal the net proceeds to us for the sale of such shares. Net proceeds to us will be the aggregate sales price received by Chardan for shares sold, less (i) Chardan’s commission and (ii) any other amounts due and payable by us to Chardan under the Sales Agreement (including the reimbursement of specified expenses), and (iii) any applicable transaction fees imposed by any governmental, regulatory or self-regulatory organization.
Chardan will provide written confirmation to us no later than the opening of the trading day immediately following each trading day on which Class A common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of Class A common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold and the net proceeds to us.
We will report at least quarterly the number of shares of Class A common stock sold through Chardan under the Sales Agreement and the net proceeds to us.
Settlement for sales of Class A common stock will occur, unless the parties agree otherwise, on the first trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our Class A common stock on our behalf, Chardan will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Chardan will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Chardan against certain liabilities, including liabilities under the Securities Act. As sales agent, Chardan will not engage in any transactions to stabilize our Class A common stock.
Our Class A common stock is listed on the Nasdaq Global Select Market and trades under the symbol “BIRD.” The transfer agent of our Class A common stock is Computershare Trust Company, N.A.

Chardan and/or its affiliates have provided and may in the future provide various investment banking and other financial services for us for which services they have received and may in the future receive customary fees, including serving as placement agent in connection with the up to $50.0 million convertible note financing facility described in this prospectus supplement.
LEGAL MATTERS
Holland & Hart LLP, Denver, Colorado, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Allbirds, Inc. Chardan Capital Markets LLC is being represented in connection with this offering by Lucosky Brookman LLP, Woodbridge, New Jersey.
EXPERTS
The financial statements of Allbirds, Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
EXPENSES
The following table sets forth the expenses of this offering payable by us, excluding commissions and reimbursement of expenses, in connection with the offering of our Class A common stock registered under the registration statement of which this prospectus forms a part.

Legal fees and expenses	225,000
Accounting fees and expenses	75,000
Miscellaneous	15,000
Total	$315,000

$50,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

Chardan

April 29, 2026